EXHIBIT 10(an)
                                                                  --------------

                               AMENDMENT No. 1 to
                           PURCHASE AND SALE AGREEMENT
                        50MW SOLAR MODULE PRODUCTION LINE

                                     Between

                                SPIRE CORPORATION
                                       and
                               UNI-CHEM CO., LTD.

     This Amendment is made effective September 17, 2009, by and between Spire Corporation ("Spire") and Uni-CHEM Co., Ltd. ("Uni-CHEM") to amend the Purchase and Sale Agreement: 50MW Solar Module Production Line dated August 26, 2009 ("Module Agreement"; individually referred to as "Party" and collectively referred to as "Parties").


WHEREAS, the Parties entered into a Module Agreement on August 26, 2009;

WHEREAS, the Parties intend to restate and revise certain intents and obligations within the MOA;

NOW THEREFORE, the Parties agree to and shall amend the Module Agreement as follows:

     1. The first paragraph in Article 3 shall be replaced entirely with the following:

          "The Products bought by Buyer and sold by Seller are set forth in this Article below and will be shipped to Buyer on or before July 1, 2010. (reference section 5d) The capacity of the line is based on twenty four-hours per-day, seven days per-week, fifty weeks per-year operation. The exact dimensions and specs of the modules to be produced shall be mutually agreed on in writing by the Parties at a future date. Partial shipments are allowed as needed and any shipment may be transshipped as may be appropriate. The specifications of the Products are delineated in Attachment B hereto:"

     2. Article 3 (NOTE) shall be amended to state that the shipment schedule is contingent on Seller's receipt of Buyer's initial non-refundable down payment on or before November 20, 2009.

     3. Article 4(c1) shall be amended to state that the shipment schedule is contingent on Seller's receipt of Buyer's initial non-refundable down payment on or before November 20, 2009.

     4.   Article 4(c2) shall be amended to state that the Letter of Credit shall be established on or before April 1, 2010.
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     5.   Article 5(a)(ii) shall be amended to state that the down payment shall be received on or before November 20, 2009.

     6.   Article 5(d) shall be replaced entirely with the following:

          "To accommodate the Buyer's request for an earlier start date on ther Module line, the Seller will install a 25MW semi automated line by April 15, 2010. The line will be operational and producing functional PV modules. During the operation of the 25MW semi automated line, the Buyer will be phasing in the Fully Automated Line of 50MW starting in July 2010. During the phase-in period, the 25MW semi automated line will continue to be fully operational until the 50MW Fully automated Line is complete."

     7. Attachment A(11) shall be amended to state that shipment will be made "on or before July 1, 2010."

Except as expressly set forth herein, all other terms and conditions of the Module Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and these Amendments as of the date first above written.


Offered By:                             Acknowledged and Accepted By:


Spire Corporation                       Uni-CHEM CO., Ltd.

/s/ Rodger W. LaFavre                   /s/ Hochan Lee
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By                                      By

C.O.O.                                  Chairman
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Title                                   Title

Sept. 17, 2009                          September 17, 2009
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Date                                    Date